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                                                                     EXHIBIT 2.4



                     PRINCIPAL SHAREHOLDER VOTING AGREEMENT



                  This PRINCIPAL SHAREHOLDER VOTING AGREEMENT (this "Agreement"), dated as of January 15, 2002, is entered into by and among HALL-HOUSTON OIL COMPANY, a Texas corporation (the "Company"), EVERCORE CAPITAL PARTNERS L.P., EVERCORE CAPITAL PARTNERS (NQ) L.P. and EVERCORE CO-INVESTMENT PARTNERSHIP L.P., each a limited partnership organized under the laws of the State of Delaware, and EVERCORE CAPITAL OFFSHORE PARTNERS L.P., a limited partnership organized under the laws of the Cayman Islands (collectively, the "Evercore Entities"), ENERGY INCOME FUND, L.P., a limited partnership organized under the laws of the State of Delaware ("EIF"), and RICHARD A. BACHMANN (the Evercore Entities, EIF and Mr. Bachmann, the "Principal Shareholders").


                                    RECITALS

                  A. Energy Partners, Ltd, a Delaware corporation (the "Buyer") and the Company have entered into an Agreement and Plan of Merger dated as of December 16, 2001 (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which (i) a wholly-owned subsidiary of Buyer will be merged with and into the Company, which will be the surviving corporation in the Merger, and will, as a result of the Merger, become a wholly-owned subsidiary of Buyer and (ii) in the Merger, holders of equity securities of the Company will receive the consideration set forth in the Merger Agreement, and, in connection therewith and as contemplated by the Merger Agreement, holders of debt securities of the Company and certain interests in real property and related personal property in which the Company also has an interest shall exchange such securities and property for consideration set forth in related documents.

                  B. As a condition to consummating the Merger (as defined in the Merger Agreement), the Company has required that the Principal Shareholders enter into this Agreement.


                                    AGREEMENT

                  In consideration of the Recitals and the mutual promises contained herein, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Certain Definitions. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

                  "Proxy Statement" shall mean Buyer's Proxy Statement dated March 27, 2001.



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                  "Shares" shall mean the Buyer Common Stock owned by the
Principal Shareholders on the date hereof and any additional Buyer Common Stock acquired by any Principal Shareholder in any capacity.

                  "Subject Transactions" has the meaning set forth in Section 2.2(a).

         2. Voting of Shares; No Inconsistent Agreements

                  (a) Each Principal Shareholder hereby severally and not jointly and solely with respect to the Shares held of record by such Principal Shareholder, agrees that at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Buyer Common Stock, however called, or in connection with any written consent of the holders of Buyer Common Stock, such Principal Shareholder shall vote (or cause to be voted) all of the Shares held of record by such Principal Shareholder in favor of the Merger, the execution, delivery and performance of the Merger Agreement and the other Transaction Documents (as defined in the Merger Agreement) and the approval and adoption of the terms thereof and each of the other actions contemplated by the Transaction Documents and this Agreement and any actions required in furtherance thereof and hereof (the "Subject Transactions"). Each Principal Shareholder acknowledges receipt and review of a copy of the Merger Agreement.

                  (b) With respect to Mr. Bachmann and the Evercore Entities, this Agreement shall constitute the Required Approval (as defined in Buyer's Stockholder Agreement dated as of November 17, 1999, as amended) of the Subject Transactions.

                  (c) Each Principal Shareholder severally and not jointly agrees that it shall not enter into any agreement or understanding with any Person the effect of which would be inconsistent with or violative of the agreement contained in this Section 2, and shall take all such actions reasonably necessary to approve, if so requested by Buyer, any actions incident to the Subject Transactions or the other matters referred to in this Section 2 by Principal Shareholder written consent.

         3. Representations and Warranties of Principal Shareholders. Each Principal Shareholder hereby severally and not jointly (and solely with respect to itself and the Shares owned by such Principal Shareholder) represents and warrants to Company as follows:

                  (a) Ownership of Shares. Such Principal Shareholder is the owner of record of the Shares as set forth in the Proxy Statement and has sole voting power with respect thereto.

                  (b) Due Authorization; Binding Agreement. Such Principal Shareholder is, as applicable, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite capacity, power and authority to execute and deliver this Agreement and perform its obligations hereunder. The execution and delivery by such Principal Shareholder of this Agreement and the performance by such Principal Shareholder of its obligations hereunder have been duly and validly authorized by such Principal Shareholder and no other proceedings on the part of such Principal Shareholder are necessary


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         to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Principal Shareholder and constitutes a valid and binding agreement enforceable against such Principal Shareholder in accordance with its terms except to the extent (i) such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (c) No Conflicts. Except for filings, authorizations, consents and approvals contemplated by the Transaction Documents and necessary for the consummation of the transactions contemplated hereby and thereby, (i) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution and delivery of this Agreement by such Principal Shareholder, the consummation by such Principal Shareholder of the transactions contemplated hereby and the compliance by such Principal Shareholder with the provisions hereof and (ii) none of the execution and delivery of this Agreement by such Principal Shareholder, the consummation by such Principal Shareholder of the transactions contemplated hereby or compliance by such Principal Shareholder with any of the provisions hereof shall (A) conflict with or result in any breach of the organizational documents of such Principal Shareholder,
         (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind, including, without limitation, any voting agreement, proxy arrangement, pledge agreement, shareholders agreement or voting trust, to which such Principal Shareholder is a party or by which such Principal Shareholder or any of its properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to such Principal Shareholder or any of its properties or assets.

         4. Termination. This Agreement shall terminate upon the earlier of (i) the approval of the Subject Transactions at a Buyer stockholder meeting, or (ii) the termination of the Merger Agreement in accordance with its terms prior to the Closing Date; provided that no such termination shall relieve any party of liability for a breach hereof prior to termination.

         5. General Provisions.

         (a) Expenses. Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

         (b) Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic


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or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

                  (i)      if to Company, to:

                           700 Louisiana
                           Suite 2100
                           Houston, Texas 77002

                           Attention:    John H. Peper
                                         Senior Vice President
                           Telecopy No.: (713) 225-7600

         with copies to:

                           Jackson Walker L.L.P.
                           1100 Louisiana
                           Suite 4200
                           Houston, Texas 77002

                           Attention:    David G. Dunlap, Esq.
                           Telecopy No.: (713) 752-4221

                  (ii) if to the Principal Shareholders, to the respective addresses set forth in the Proxy Statement or as otherwise provided to Company from time to time.

         (c) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". This Agreement shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof or by reason of the status of the respective parties. All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and vice versa, unless otherwise specified.

         (d) Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and, except for holders of warrants to be issued in the Merger, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.



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         (e) Assignment. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Each Principal Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any person or entity to which ownership of such shares shall pass, whether by operation of law or otherwise, including, without limitation, such Principal Shareholder's heirs, distributees, guardians, administrators, executors, legal representatives, or successors or other transferees (for value or otherwise) and any other successors in interest.

         (f) Governing Law. This Agreement shall be construed, interpreted and the rights of the parties determined exclusively in accordance with the laws of the State of Delaware (without reference to the choice of law provisions), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

         (g) Severability. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby. Upon any such holding that any provision of this Agreement is null, void or unenforceable, the parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall incur no liability or obligation unless such party did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

         (h) Injunctive Relief. The parties acknowledge that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved person or entity will be irreparably damaged and will not have an adequate remedy at law. Any such person or entity shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties shall raise the defense that there is an adequate remedy at law.

         (i) Attorneys' Fees. If any party to this Agreement brings an action to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable attorneys' fees, incurred in connection with such action, including any appeal of such action.

         (j) Cumulative Remedies. All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity,



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and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

         (k) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when executed and delivered by each of the parties.

         (l) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

         (m) Obligations of the Principal Shareholders. The liabilities and obligations of each Principal Shareholder under any provision of this Agreement are several and not joint and apply solely to such Principal Shareholder and to the Shares held of record by such Principal Shareholder. No Principal Shareholder shall have any liability or obligation under this Agreement for any act, omission or breach by any other Principal Shareholder.


                            [SIGNATURE PAGES FOLLOW]









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                  IN WITNESS WHEREOF, the parties have executed this Principal
Shareholders Voting Agreement as of the date first written above.



                                             HALL-HOUSTON OIL COMPANY


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:


                                             EVERCORE CAPITAL PARTNERS L.P.


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:


                                             EVERCORE CAPITAL PARTNERS (NQ) L.P.


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:


                                             EVERCORE CAPITAL OFFSHORE PARTNERS
                                             L.P.


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:


                                             EVERCORE CO-INVESTMENT PARTNERSHIP
                                             L.P.


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:

                                             ENERGY INCOME FUND, LP


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:





                                                -------------------------------
                                                RICHARD A. BACHMANN